UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2008

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue

Clearwater, Florida 33765

(Address of principal executive offices and Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01 Entry into a Material Definitive Agreement.

Indemnification Agreements with Independent Directors.

On January 21, 2008, the Board of Directors (the “Board”) of Aerosonic Corporation (the “Company”) approved a form of Indemnification Agreement ("Indemnification Agreement") to be entered into by the Company with each of its independent directors.

On January 21, 2008, the Company entered into an Indemnification Agreement with Robert J. McGill, an independent director.

On January 23, 2008, the Company entered into an Indemnification Agreement with each of the following independent directors: Thomas E. Whytas, Donald Russell and Roy Robinson.

The Company’s Amended and Restated Bylaws require the Company to indemnify and advance expenses to its directors and officers to the full extent permitted by Delaware General Corporation Law. The Indemnification Agreement provides for the indemnification of and the advancing of expenses to the indemnitees under the Indemnification Agreement to the fullest extent permitted by law and as set forth in the Indemnification Agreement, and, to the extent insurance is maintained, for the continued coverage of such indemnitees under the Company’s director and officer liability insurance policies.

The above summary of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director.

On January 21, 2008, Mr. Robert J. McGill submitted his resignation as a Class II Director, whose term expires in 2009, of the Board of Directors of the Company, effective as of January 21, 2008. His resignation as a Director also includes his resignation as a member of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee on which he served. Mr. McGill’s resigned to concentrate on other business obligations and interests. There were no disagreements between the Company and Mr. McGill that led to his resignation. Mr. McGill’s letter of resignation dated January 21, 2008 is attached hereto as Exhibit 17.1

(d) Election of New Director.

On January 21, 2008, Mr. Roy Robinson (age 58), was appointed as an independent director (as that term is defined under Section 121A of The American Stock Exchange Company Guide) of the Company by the Board of Directors of the Company to serve as a Class II Director, to fill the vacant director position caused by Mr. McGill’s resignation. Mr. Robinson has also been appointed to serve on the following committees of the Company: Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.

Mr. Robinson, served as CEO of Seattle based Aviation Technologies Inc since 2003 until his retirement in 2007. Previously, he was President of ELDEC Corporation. Following the acquisition of the company by Crane Aerospace Group, he was appointed Chief Operating Officer of the Crane Aerospace Group of companies which included ELDEC, Hydro-Aire, Lear Romec, and Resistoflex. Mr. Robinson brings over 30 years of operational and management experience, having served in executive management positions with a number of companies serving both the domestic and international aerospace markets. He has extensive experience in expanding smaller companies and has played a key role in several acquisitions. Mr. Robinson received a B.Sc. in Mechanical and Industrial Engineering from Queens University Belfast, Belfast, Northern Ireland.

Mr. Robinson will participate in Aerosonic Corporation’s 2004 Stock Incentive Plan, as amended and restated on July 26, 2007, (the "2004 Stock Incentive Plan"). The 2004 Stock Incentive Plan was previously filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 dated August 31, 2007. As an independent director of the Company, Mr. Robinson is entitled to receive as compensation, (i) an annual grant of shares of Company common stock equal to $20,000, which will be granted at a subsequent date and (ii) cash compensation of $20,000 per year.

The Company and Mr. Robinson also entered into the Company's standard form of Indemnification Agreement as reflected in Item 1.01 above, and which is incorporated in this Item 5.02 by reference.

A copy of the press release announcing the appointment of Mr. Robinson as a director is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

 Mr. Robinson is not party to any transactions with the Company that require disclosure pursuant to Item 404(a) of Regulation S-K, promulgated under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Form of Indemnification Agreement.
Exhibit 17.1	Letter of resignation of director dated January 21, 2008 from Robert J. McGill.
Exhibit 99.1

Press Release of Aerosonic Corporation, dated January 22, 2008, reporting the election of Roy Robinson as a member of its Board of Directors effective January 21, 2008 and the resignation of Robert J. McGill, a member of its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

Dated: January 24, 2008	By: /s/ P. Mark Perkins
P. Mark Perkins
Interim President and CEO

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Form of Indemnification Agreement
Exhibit 17.1	Letter of resignation of director dated January 21, 2008 from Robert J. McGill.
Exhibit 99.1

Press Release of Aerosonic Corporation, dated January 22, 2008, reporting the election of Roy Robinson as a member of its Board of Directors effective January 21, 2008 and the resignation of Robert J. McGill, a member of its Board of Directors.